SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2004

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

On January 16, 2004, we issued a press release announcing the decision by, Gordon Bethune to retire as our Chairman and Chief Executive Officer effective December 31, 2004, and the election of Larry Kellner, our President and Chief Operating Officer, to succeed Mr. Bethune as Chairman and Chief Executive Officer effective January 1, 2005, and certain other changes to our board. The press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

January 16, 2004	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release